Exhibit 99.1

For more information
Eric Miller
Intersections Inc.
703.488.6100
intxinvestorrelations@intersections.com

Intersections Inc. Reports Third Quarter 2010 Earnings and Declares Quarterly Cash Dividend

CHANTILLY, VA. – November 15, 2010 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended September 30, 2010.  Revenue for the third quarter of 2010 was $89.3 million, compared to $88.3 million for the quarter ended September 30, 2009.  Consolidated adjusted EBITDA before share based compensation for the third quarter of 2010 was $12.6 million compared to $7.6 million for the quarter ended September 30, 2009.  Net income for the quarter ended September 30, 2010 was $10.3 million, compared to $349 thousand for the quarter ended September 30, 2009.  Consolidated adjusted EBITDA before share based compensation for the nine months ended September 30, 2010 was $33.0 million compared to $20.9 million for the nine months ended September 30, 2009.  Net income for the nine months ended September 30, 2010 was $14.4 million, compared to a net loss of ($2.9) million for the nine months ended September 30, 2009. Cash flow provided by operations for the three and nine months ended September 30, 2010 was $6.9 million and $33.1 million, respectively.  Diluted earnings per share were $0.56 for the third quarter of 2010, compared to $0.02 for the third quarter of 2009.  Diluted earnings per share were $0.79 for the nine months ended September 30, 2010, compared to a diluted loss per share of ($0.16) for the nine months ended September 30, 2009.

On July 19, 2010, Intersections divested its Background Screening segment for $15.0 million in cash plus adjustments for working capital and other items.  We have recast our consolidated statements of operations for the sale of this segment for the periods presented. Income from discontinued operations, net of tax, which included a gain on disposal of $5.9 million, was $5.9 million and $5.5 million for the three and nine months ended September 30, 2010, respectively.

Michael Stanfield, Intersections Chairman and CEO commented, “We are pleased with the continued strong performance and cashflow generation from our consumer products and services segment, including the quarter over quarter sequential growth in new subscription sales.”

Board of Directors Declares Regular Quarterly Cash Dividend

Intersections also announced that its Board of Directors has declared a regular quarterly cash dividend on its common stock of $0.15 per share.  The dividend will be paid on December 10, 2010 to stockholders of record at the close of business on November 30, 2010.  The company paid a dividend of $0.15 per share on September 10, 2010.  Based on Friday’s closing price of $10.68 per share, this represents an annual dividend yield of 5.6%.

In addition, Intersections’ management continues to assess market conditions for financing alternatives that may be used to increase the company’s debt, with the cash proceeds potentially being used to pay special dividends and/or make stock repurchases, as directed by the company’s Board of Directors.   While preliminary indications suggest that credit markets are receptive to funding such a financing, the consummation and timing of such a financing are dependent upon a number of factors which may or may not be completed in the current year, if at all, including approval of the company’s Board of Directors.  In the third quarter of 2010, Intersections repurchased 50 thousand common shares at $8.62 per share for an aggregate cost of $432 thousand.

Third Quarter 2010 Financial Highlights:

•	Total subscribers decreased to approximately 4.1 million as of September 30, 2010, compared to approximately 4.3 million subscribers as of December 31, 2009.

•	Total consolidated revenue for the third quarter of 2010 was $89.3 million compared to $88.3 million for the third quarter of 2009.

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Subscription revenue, net of marketing and commissions associated with subscription revenue, was $47.7 million for the third quarter of 2010, compared to $43.7 million for the third quarter of 2009, an increase of 9.1 percent.

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Consolidated income from continuing operations before taxes was $7.0 million for the third quarter of 2010, including a loss from continuing operations before taxes of $30 thousand for the Online Brand Protection segment and $369 thousand for the Bail Bonds Industry Solutions segment, compared to $2.7 million for the third quarter of 2009, including a loss from continuing operations before taxes of $2.0 million for the Online Brand Protection segment and $521 thousand for the Bail Bonds Industry Solutions segment.

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Consolidated net income was $10.3 million, or $0.56 per diluted share, for the quarter ended September 30, 2010, compared to $349 thousand, or $0.02 per diluted share, for the quarter ended September 30, 2009.

•	Consolidated cash flow provided by operations for the quarter ended September 30, 2010, was approximately $6.9 million.

Nine Month Results:

•	Total consolidated revenue for the nine months ending September 30, 2010 was $272.9 million, compared to $257.0 million for the nine months ending September 30, 2009.

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Subscription revenue, net of marketing and commissions associated with subscription revenue, increased 9.1 percent to $138.9 million for the nine months ending September 30, 2010, from $127.3 million for the comparable period in 2009.

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Consolidated income from continuing operations before taxes was $15.2 million for the nine months ending September 30, 2010, including a loss from continuing operations before taxes of  $432 thousand for the Online Brand Protection segment, and $1.1 million for the Bail Bonds Industry Solutions segment, compared to $5.5 million for the nine months ending September 30, 2009, including a loss from continuing operations before taxes of $3.7 million for the Online Brand Protection segment, and $1.6 million for the Bail Bonds Industry Solutions segment.

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Consolidated net income was $14.4 million, or $0.79 per diluted share, for the nine months ending September 30, 2010, compared to a consolidated net loss of ($2.9) million, or ($0.16) per diluted share, for the nine months ending September 30, 2009.

•	Consolidated cash flow provided by operations for the nine months ending September 30, 2010 was approximately $33.1 million.

This earnings release presents several non-GAAP financial measures, which we believe are important to investors and utilize in managing our business.  These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, operating margin, net income or earnings per share as determined in accordance with GAAP.

Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.

Intersections’ quarter ended September 30, 2010 results will be discussed in more detail on November 15, 2010 at 5:00 pm EST via teleconference.  A live audio webcast will be available on Intersections’ Web site at www.intersections.com.  Participants are encouraged to go to the selected Web site at least 15 minutes in advance to register, download, and install any necessary audio software.  This webcast will be archived and available for replay after the teleconference.  Additionally, the call will be available for telephonic replay from 8:00 p.m. Monday November 15, 2010 through Friday, November 19, 2010, at 888.286.8010, or if you are based internationally, at +1-617-801-6888 (Passcode: 18829914).

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.”  Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions.  Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  The Company undertakes no obligation to revise or update any forward-looking statements.

About Intersections Inc. (www.intersections.com)

Intersections Inc. (NASDAQ: INTX) is a leading provider of consumer and corporate identity risk management services. Eight million consumers are actively protected by Intersections consumer and breach remediation services through North America’s leading financial institutions, directly to consumers under its award-winning IDENTITY GUARD ® brand (www.identityguard.com), and through its exclusive partnership with ITAC, the Identity Theft Assistance Center.  Since its inception in 1996, Intersections has protected more than 30 million consumers.